                                                                      Exhibit 21


                                 LOGICON, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                     Country or State
Subsidiary (name under which subsidiary does business):                              of Incorporation
-----------------------------------------------------                                ----------------
     Geodynamics Services Corporation                                                    Colorado

     Logicon Eagle Technology, Inc.                                                      Delaware

     Logicon Geodynamics, Inc.                                                           California

     Logicon R & D Associates                                                            California

     Logicon Syscon, Inc.                                                                District of Columbia

     Logicon Syscon Services, Inc.                                                       District of Columbia

     Logicon Technical Services, Inc.                                                    California

     Logicon Ultrasystems, Inc.                                                          Delaware

     Syscon BVI, LTD                                                                     British Virgin Islands

     Syscon Saudi Arabia, LTD                                                            Kingdom of Saudi Arabia